Exhibit 99.1

ATSG REPORTS RESULTS FOR FIRST QUARTER 2010

Transition to New DHL Lease and Operating Agreements Completed Successfully

WILMINGTON, Ohio - May 10, 2010 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results for its first quarter ended March 31, 2010, as compared with results for the first quarter of 2009.

First Quarter Financial Summary:

•

Revenues from continuing operations of $160.9 million for the first quarter of 2010, compared with $211.8 million a year ago. Revenues increased 11.7 percent excluding reimbursed operating expenses and non-recurring severance and retention (S&R) payments, and included gains from each of ATSG’s three airlines and its leasing business.

•

Pre-tax earnings from continuing operations of $10.8 million, down $2.4 million compared to the first quarter of 2009. Higher pre-tax earnings from ATSG’s operations for DHL and from its aircraft leasing business, CAM, were offset by 2010 losses from ACMI Services and from Other Activities.

•

Net earnings, including earnings from discontinued operations, were $7.2 million, or $0.12 per share (diluted) in the first quarter 2010, down from $11.1 million, or $0.18 per share a year earlier. Net earnings from continuing operations were $6.8 million, or $0.11 per share, down from $8.2 million, or $0.13 per share. Net earnings for the first quarter of each year included deferred (non-cash) income tax expense, with nearly all the federal tax amount offset by a reduction in net deferred tax assets. Based on its remaining deferred tax assets, ATSG does not expect to be a cash payer of federal income taxes until 2013.

•

$36.7 million in EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from continuing operations, down from $42.1 million in the first quarter of 2009. (EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG’s first-quarter EBITDA to GAAP Net Income appears at the end of this press release).

•	Cash flow provided by operating activities of $53.4 million, more than double the prior-year quarter amount, due primarily to ABX Air’s receipt of cash payments on amounts receivable from DHL.

•

Continued balance sheet strengthening during the quarter, including a $9.1 million reduction in debt, a $23.2 million reduction in post-retirement liabilities, and a $25.5 million increase in cash since December 31, 2009.

Joe Hete, President and CEO of ATSG, said, “Our first-quarter 2010 financial results, excluding ABX Air’s DHL-related operations, improved sharply from January through March, but pre-tax earnings still fell short of acceptable levels for the quarter as a whole. The first quarter results were generated under customer contract terms and a labor cost structure at ABX Air that have changed dramatically, and as such are not representative of ATSG’s anticipated future performance for the rest of 2010.”

First Quarter Highlights:

•

Agreements with DHL completed on March 31 have established seven-year leases for 13 Boeing 767 freighter aircraft, a five-year CMI (Crew, Maintenance and Insurance) operating agreement, and terms for ending the original ACMI Agreement with ABX Air prior to its scheduled expiration in August 2010.

•

Effective March 31, final provisions of the previously completed labor agreement between ABX Air and its flight crews were adopted that will substantially improve ABX Air’s competitiveness, through reduced costs and greater operating flexibility. Had this agreement been fully effective for the entire first quarter 2010, it would have improved ABX Air’s contribution to results of the ACMI Services segment by more than $600,000.

•

In late January 2010, ABX Air transitioned its transatlantic blocked-space agreement with European express carrier TNT N.V. for one 767 freighter to a standard ACMI agreement, which eliminated any requirement (and associated revenue risk) for the Company to sell space on that flight. A second 767 ACMI freighter started operating on an intra-European route for TNT in late March.

•

Completed modification and placement of two additional 767s converted to standard freighters. The Company has completed five modifications to date, as part of its capital plan to complete and deploy up to 14 additional converted 767s through 2011. Nine of the 14 converted freighters will be among those leased to DHL for seven year terms.

•

Leased the first of two 767 freighters to Amerijet International of Ft. Lauderdale, Fla., as part of a comprehensive solution that enlisted the support of four ATSG businesses to help Amerijet meet certification, training, maintenance, logistics and insurance support to migrate the 767 from ACMI to leased service. The second freighter is currently expected to begin its lease in early July.

“This was a transitional quarter for us, as we moved to complete the changes to our operations driven by the terms of our recently completed agreements with DHL and the ABX flight crews,” Hete said. “The groundbreaking agreements with DHL will unlock the value of our aircraft assets, and give us greater opportunities to achieve margin improvement through fixed versus cost-plus pricing. At the same time, DHL has our pledge to continue to be a reliable, high-quality air transport partner for years to come. The combined impact of these agreements, along with further operational improvements and cost reductions in our airlines and other businesses, give me confidence that our results will improve significantly as the year progresses.”

DHL Segment

ABX Air continued to support DHL under the terms of the ACMI Agreement, which terminated at the end of the first quarter. Reimbursable operating expenses were higher in 2009 in part because ABX Air continued to support a full domestic express network for DHL through the end of January 2009, which required additional ABX Air aircraft and operating personnel.

DHL segment pre-tax earnings were $8.3 million in the first quarter of 2010, which included $4.7 million from mark-ups and $3.5 million from the S&R agreement. In 2009, pretax earnings of $8.1 million included $3.6 million from markups and $4.5 million from the S&R agreement.

Results related to ABX Air’s former management of DHL’s sorting operations, and facilities and fuel management, have been included in discontinued operations since DHL reassumed responsibility for those services in the third quarter of 2009.

ACMI Services Segment

The ACMI Services segment includes all ACMI and air charter services provided by ATSG’s airlines outside ABX Air’s former ACMI Agreement with DHL. First-quarter revenues for that segment in 2010 were $76.9 million, excluding reimbursement revenues of $21.3 million, up 10 percent from revenues in the first quarter of 2009 of $69.9 million, excluding reimbursement revenues of $16.1 million. Revenue-generating block hours for this segment increased four percent compared with the first quarter of 2009, reflecting additional aircraft in service. The segment had a pre-tax loss of $0.9 million, compared with a profit of $1.9 million in the year-earlier period.

All three of ATSG’s cargo airlines experienced operating challenges during the quarter that affected pre-tax results. A Boeing 727 operated by Capital Cargo International Airlines sustained significant damage during a January windstorm, requiring costly re-deployment of a less efficient replacement aircraft. ABX Air’s agreement with TNT for blocked-space charter service across the Atlantic continued at a loss through January, when it was converted to ACMI service on a profitable basis. And Air Transport International experienced aircraft maintenance and operating challenges that prevented it from achieving anticipated customer service revenue incentives early in the quarter. By March, however, all three airlines were generating substantially improved operating results, which have continued into the current quarter.

CAM Leasing Segment

Cargo Aircraft Management (CAM) recorded revenues from aircraft leasing operations of $17.8 million during the first quarter, up 36.8 percent from $13.0 million in 2009. CAM had 45 aircraft under lease at the end of the quarter, of which 41 were leased to ATSG airlines and four to outside customers, including the Amerijet lease completed in February. Segment pre-tax earnings of $6.5 million were up 37.7 percent from $4.8 million. CAM began leasing seven 767 freighters to DHL effective with the new agreements in April. CAM will increase to 13 the number of 767s it leases to DHL next year as more non-standard 767 aircraft complete the modification process to full freighters.

Other Activities

Revenues from other businesses rose 50.9 percent to $17.5 million from $11.6 million. These businesses had a combined pre-tax loss of $1.3 million in the first quarter of 2010, compared with a profit of $0.7 million a year earlier. The 2010 loss includes a charge of $0.5 million to reserve for an insurance deductible related to the wind-damaged CCIA aircraft referenced above. The 2009 first quarter pre-tax earnings of $0.7 million included a gain of $1.7 million from the sale of spare aircraft engines and parts.

Net non-reimbursed interest expense for the quarter declined by $0.4 million compared with the first quarter 2009, reflecting a more favorable interest rate environment and significant reductions in outstanding debt.

Other Items

Potential Fleet Expansion

Separately, ATSG announced that CAM recently executed a letter of intent for the purchase of three 767-300 extended-range, passenger-configured aircraft.

“Our goal is to acquire, convert to standard freighters, and begin deployment of those aircraft beginning in early 2011,” Hete said. “These 767-300ERs have additional payload capacity as well as greater range than our 767-200 freighters, and will increase the customer base we can support in both the leasing and ACMI market. Due to similar flight deck configurations, flight crews that are qualified on the 767-200 can also become qualified on the 767-300 with minimal additional training, thus providing for cost-efficient crewing. We believe that marrying 767-200 and 767-300 capabilities will further differentiate ATSG in the medium wide body segment of the air cargo industry, while allowing us to leverage ATSG’s existing infrastructure.”

Market values for converted 767-300ER freighters, including conversion costs, range from $28.5 million to $31.5 million, according to Air Cargo Management Group. If CAM elects to purchase the aircraft, they would be modified to standard freighter configuration. The purchase would be subject to, among other conditions, a satisfactory inspection of the aircraft, review of documentation, and satisfactory arrangements with an aircraft modification provider. The Company expects to be able to finance the purchase and modification within the limits of its existing credit facilities, and to deploy the aircraft at attractive returns on invested capital.

Hete concluded, “The recent improvement in our stock price evidences the market’s recognition that ATSG is in the best position of its seven years as an independent, publicly traded company to deploy its attractive aircraft assets, technical and operating expertise, and greater market-driven focus to achieve our growth and profitability targets over the near and long term. We fully embrace our commitment to capture these opportunities, consistently communicate about our progress, and reward our shareholders for their support.”

Conference Call

ATSG will host a conference call to review its financial results for the first quarter of 2010 on Tuesday, May 11, 2009, at 3:00 PM Eastern Daylight Time. Participants should dial 888-713-4199 and international participants should dial 617-213-4861 ten minutes before the scheduled start of the call and ask for conference pass-code 40341763. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available on May 11 beginning at 6:00 pm. and continuing through Tuesday, May 18, 2010, at 888-286-8010 (international callers 617-801-6888); use pass-code 18271572. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days.

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides air cargo lift, aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc.; Air Transport International, LLC; Capital Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; LGSTX Services, Inc.; and Airborne Maintenance and Engineering Services Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the timely completion of Boeing 767 freighter modifications as anticipated under ABX Air’s new operating agreement with DHL, ABX Air’s ability to maintain on-time service and control costs under its new operating agreement with DHL, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
REVENUES	$160,944	$211,776

OPERATING EXPENSES
Salaries, wages and benefits	47,250	93,963
Fuel	30,606	24,540
Depreciation and amortization	20,800	21,473
Maintenance, materials and repairs	17,769	18,797
Landing and ramp	6,948	11,588
Travel	5,192	5,755
Rent	3,735	2,438
Insurance	2,838	2,805
Other operating expenses	9,906	9,756

	145,044	191,115

INTEREST EXPENSE	(5,189)	(7,646)
INTEREST INCOME	73	178

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,784	13,193

INCOME TAXES	(4,034)	(4,996)

EARNINGS FROM CONTINUING OPERATIONS	6,750	8,197

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	405	2,900

NET EARNINGS	$7,155	$11,097

EARNINGS PER SHARE - Basic
Continuing operations	$0.11	$0.13

Discontinued operations	0.01	0.05

NET EARNINGS PER SHARE	$0.12	$0.18

EARNINGS PER SHARE - Diluted
Continuing operations	$0.11	$0.13

Discontinued operations	0.01	0.05

NET EARNINGS PER SHARE	$0.12	$0.18

WEIGHTED AVERAGE SHARES
Basic	62,792	62,638

Diluted	63,605	62,800

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2010	December 31, 2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$108,685	$83,229
Accounts receivable, net of allowance of $1,257 in 2010 and $1,288 in 2009	43,372	87,708
Inventory	5,142	5,226
Prepaid supplies and other	8,823	7,093
Deferred income taxes	31,597	31,597
Aircraft and engines held for sale	30,237	30,634

TOTAL CURRENT ASSETS	227,856	245,487

Property and equipment, net	639,240	636,089
Other assets	28,759	21,307
Intangibles	9,900	10,113
Goodwill	89,777	89,777

TOTAL ASSETS	$995,532	$1,002,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,272	$38,174
Accrued salaries, wages and benefits	29,803	44,077
Accrued severance and retention	11,030	18,959
Accrued expenses	15,897	16,429
Current portion of debt obligations	60,438	51,737
Unearned revenue	10,288	15,340

TOTAL CURRENT LIABILITIES	168,728	184,716
Long-term debt obligations	307,865	325,690
Post-retirement liabilities	129,084	152,297
Other liabilities	61,029	44,044
Deferred income taxes	61,998	50,044

Commitments and contingencies (Note I)

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,408,566 and 63,416,564 shares issued and outstanding in 2010 and 2009, respectively	634	634
Additional paid-in capital	502,897	502,822
Accumulated deficit	(203,930)	(211,085)
Accumulated other comprehensive loss	(32,773)	(46,389)

TOTAL STOCKHOLDERS’ EQUITY	266,828	245,982

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$995,532	$1,002,773

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

REVENUE & PRE-TAX EARNINGS SUMMARY

(From Continuing Operations, in thousands)

	Three Months Ended March 31
	2010	2009
Revenues:
DHL segment
ACMI mark-ups	$4,650	$3,616
S&R (non-recurring)	4,000	19,212
Reimbursable	39,837	90,709

Total DHL	48,487	113,537
ACMI Services
Charter and ACMI	76,891	69,921
Other Reimbursable	21,335	16,113

Total ACMI Services	98,226	86,034
CAM Leasing	17,802	13,017
Other Activities	17,453	11,563

Total Revenues	181,968	224,151
Eliminate internal revenues	(21,024)	(12,375)

Customer Revenues	$160,944	$211,776

Pre-tax Earnings:
DHL
ACMI mark-ups	$4,734	$3,591
S&R (non-recurring)	3,549	4,517

Total DHL	8,283	8,108
ACMI Services	(900)	1,870
CAM, inclusive of interest expense	6,539	4,750
Other Activities	(1,336)	706
Net non-reimbursed interest expense	(1,802)	(2,241)

Total Pre-tax Earnings	$10,784	$13,193

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands)

	Three Months Ended Mar. 31,
	2010	2009

GAAP Earnings from Continuing Operations	$6,750	$8,197
Income Tax Expense	4,034	4,996
Interest Income	(73)	(178)
Interest Expense	5,189	7,646
Depreciation and Amortization	20,800	21,473

Earnings Before Interest, Taxes Depreciation and Amortization from Continuing Operations	$36,700	$42,134

GAAP Earnings from Discontinued Operations, Net of Tax	405	2,900
Income Tax Expense from Discontinued Operations	231	1,673
Depreciation and Amortization from Discontinued Operations	—	250

Earnings Before Interest, Taxes Depreciation and Amortization from Discontinued Operations	636	4,823

Earnings (Loss) Before Interest, Taxes Depreciation and Amortization	$37,336	$46,957

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.

For more information, contact:

ATSG, Inc.

Quint Turner

937-382-5591